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EXHIBIT 21.01 - SUBSIDIARIES OF THE REGISTRANT

INTERLAND, INC.
EXHIBITS TO FORM 10-K

                             LISTING OF SUBSIDIARIES

                                                         STATE (OR         PERCENTAGE
                                                      JURISDICTION) IN      OWNERSHIP
                      NAME                           WHICH INCORPORATED   BY REGISTRANT
                      ----                           ------------------   -------------
CommuniTech.Net, Inc.                                Missouri                 100%
DialTone, Inc.                                       Florida                  100%
iNNERHOST, Inc.                                      Florida                  100%
Interland B.V                                        Netherlands              100%
HostPro, Inc. (f/k/a Micron PC Web Services, Inc.)   Delaware                 100%
HostPro Acquisition Canada                           Canada                   100%
Wazoo Web, Inc.                                      Georgia                  100%
MEI California, Inc.                                 California               100%
Micron Electronics (H.K.) Limited                    Hong Kong                100%
Micron Electronics Overseas Trading, Inc.            Barbados                 100%
Micron Electronics International, Inc.               Delaware                 100%
Micron Computer of Canada, Inc.                      Canada                   100%
Micron Electronics Asia-Pacific Holdings, Inc.       B.V.I.                   100%
Micron Electronics Asia-Pacific Operations, Inc.     B.V.I.                   100%
Micron Electronics Asia-Pacific Trading, Ltd.        Hong Kong                100%
iNNERHOST Holdings, Inc.                             B.V.I.                   100%
Trellix Corporation                                  Massachusetts            100%
Hostcentric, Inc.                                    Delaware                 100%
Hostcentric Technologies, Inc.                       Delaware                 100%
Hostcentric GP, Inc.                                 Delaware                 100%
Hostcentric LP, Inc.                                 Delaware                 100%
Hostcentric Management Co. LP                        Texas                    100%
Domain Names International LLC                       Delaware                 100%

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